Exhibit 99.1

RealPage Enters Into New Credit Facilities

RICHARDSON, Texas - RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, has entered into new credit facilities. The credit facilities replace the company’s existing credit facilities, expanding borrowing capacity to $1.2 billion, and reducing borrowing costs. The credit facilities mature on September 5, 2024 and contain an accordion feature permitting the company to request additional borrowing capacity of up to $250 million plus an additional amount that would not cause the company to exceed a maximum consolidated net secured leverage ratio, subject to certain terms and conditions. Wells Fargo is acting as lead arranger and administrative agent for the financing.

“Our new credit facilities provide the foundation for executing our long-term strategy,” said Tom Ernst, CFO and Treasurer of RealPage. “We have increased our borrowing capacity, incorporated more flexible terms, extended the maturity date, and reduced borrowing costs.”

“Wells Fargo has supported RealPage’s successful execution on organic and inorganic growth opportunities for more than a decade,” said Michael Ackad, head of Technology Finance at Wells Fargo Capital Finance. “We are dedicated to helping our clients succeed financially as they continuously evolve their business and transform the industry.”

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to the new credit facilities providing the foundation for executing RealPage, Inc.’s long-term strategy. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the recently completed acquisitions of LeaseTerm Solutions, Hipercept and SimpleBills; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019 and its Quarterly Report on Form 10-Q previously filed with the SEC on August 9, 2019. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com